UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2014

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HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Hancock Fabrics, Inc. (the “Company”) announced that it plans to commence mailing of the definitive proxy statement (the “Proxy Statement”) for the Company’s annual meeting scheduled for August 15, 2014. The Company encourages all stockholders to vote on the proposals set forth in the Proxy Statement.

In connection with the proposal discussed in the Proxy Statement to effect a thousand for one reverse stock split of its ordinary shares, with fractional share amounts being cashed out based on a per share amount of $1.20 per pre-reverse stock split share in lieu of issuing fractional shares (the “Transaction”), the Company highlights the following considerations for shareholders:

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Reservation of Right to Abandon, Postpone or Modify the Transaction. The Board reserves the right, in its discretion, to abandon, postpone or modify the Transaction prior to the effective date of the reverse stock split if it determines that doing so is in the best interests of the Company and the best interests of the Company’s stockholders, as discussed in more detail in the Proxy Statement. The Board could do so if the costs of cashing out shareholders with less than 1,000 shares were to increase such that the costs of the Transaction was deemed to exceed the benefits to the Company and the Company’s stockholders, or for other reasons.

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Aggregation Of Multiple Accounts. The Company is currently aware that certain holders are acquiring shares through multiple accounts with less than 1,000 shares or splitting their holdings, in attempt to receive multiple fractional share payments. The Company reminds such stockholders, as discussed in the Proxy Statement, that if the Company determines that two or more separate accounts holding the Company’s common stock (based upon the name of the account or the social security number or address associated with the account), then the Company plans to treat such accounts as a single account. This would have the effect of aggregating the total number of shares of common stock in such accounts, reducing the fractional share payout made to such holder, subject to any restrictions applied by holders of record for shares held in “street name”.

Important Information For Stockholders

This communication does not constitute a solicitation of any vote or approval. The Company has filed definitive proxy materials with the SEC in connection with its upcoming annual meeting of shareholders, which will also be mailed to shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the Proxy Statement and other documents filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC are also available free of charge on the Company’s website at hancockfabrics.com or by contacting the Company’s Investor Relations Department at 662-365-6000. The Company and its directors and certain executive officers may be considered participants in the solicitation of proxies in connection with the upcoming annual meeting. Information about the directors and executive officers of the Company is set forth in the Annual Report on Form 10-K for the year ended January 25, 2014, which was filed with the SEC on April 25, 2014 and the Proxy Statement, which was filed with the SEC on July 8, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.
Date: July 15, 2014	By: /s/ James B. Brown
Name: James B. Brown
Title: Executive Vice President and Chief Financial Officer